McDermott

Will & Emery

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October 31, 2006

Young Innovations, Inc.

13705 Shoreline Court East

Earth City, MO 63045

Re:	2006 Long-Term Incentive Plan (the "Plan")

Ladies and Gentlemen:

We have acted as counsel for Young Innovations, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended, of 700,000 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), which may be purchased pursuant to the Plan.

We have examined or considered:

1.            A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

2.	A copy of the Plan.

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that all legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plan have been duly taken, and the related Common Stock, upon acquisition pursuant to the terms of the Plan, will be duly authorized, legally and validly issued, fully paid and nonassessable.

In rendering this opinion, we express no opinion as to the laws of any jurisdiction other than The General and Business Corporation Law of Missouri

This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

U.S. practice conducted through McDermott Will & Emery LLP.

227 West Monroe Street Chicago, Illinois 60606-5096 Telephone 312.372.2000 Facsimile: 312.984-7700 www.mwe.com

Young Innovations, Inc.

October 31, 2006

Very truly yours,

/s/ McDermott Will & Emery LLP

McDermott Will & Emery LLP